July 1, 2021

Greenlight Capital Re, Ltd. 65 Market Street, Suite 1207, Jasmine Court P.O. Box 31110 Camana Bay Grand Cayman, KY1-1205 Cayman Islands
Re:    Greenlight Capital Re, Ltd. Registration Statement on Form S-3,
filed on July 1, 2021

Ladies and Gentlemen:
We have acted as special counsel to Greenlight Capital Re, Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), in connection with the registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”) filed on July 1, 2021 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus of certain securities of the Company as described in the Registration Statement, each such offering to be completed on the terms to be determined at the time of each offering.
You have requested our opinion regarding the accuracy of the information set forth under the caption “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”.
In rendering our opinion, we have examined the Registration Statement and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinion set forth below. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of the Company

One Bryant Park | New York, New York 10036-6745 | 212.872.1000 | fax: 212.872.1002 | akingump.com

Greenlight Capital Re, Ltd.
July 1, 2021

(the “Officer’s Certificate”) relating to the Company and its subsidiaries. For purposes of our opinion, however, we have not made an independent investigation of the facts, assumptions, warranties, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. Apart from establishing that the facts, assumptions, warranties, statements and representations set forth herein or contained in the Registration Statement are not in our view unreasonable, we have not independently verified any of such facts, assumptions, warranties, statements or representations. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have assumed and relied on the representations that the information presented in the Officer’s Certificate and the Registration Statement accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.
We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons.
In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations currently promulgated under the Code (the “Regulations”), and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the “Tax Law”). We have made no investigation or review of any matters relating to the Company or any other person other than as expressly set forth herein.
Based on the facts, assumptions, and representations set forth herein and in the Registration Statement and subject to the exceptions, qualifications, and limitations set forth herein, it is our opinion that the information in the Registration Statement under the caption “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”, to the

Greenlight Capital Re, Ltd.
July 1, 2021

extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is accurate in all material respects.
The opinion and other matters in this letter are qualified in their entirety and subject to the following:
A.We express no opinion as to any law other than the Tax Law.
B.The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering or changes to Regulations that currently may be under consideration), which may change at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may come to our attention, any new developments in the law or in the application or interpretation of the U.S. federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.
C.This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the U.S. federal income tax consequences addressed in this opinion.

Greenlight Capital Re, Ltd.
July 1, 2021

Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination made by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinion set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
D.The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other U.S. federal, state or local or foreign tax consequences.
E.No opinion is expressed if all of the representations, warranties, statements, assumptions and covenants upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties, assumptions or covenants upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.
F.We express no opinion as to: (i) whether any of the Company, Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. are engaged in a U.S. trade or business, (ii) whether the exemption in the tax treaty between the United States and Ireland from the U.S. excise tax on insurance and reinsurance premiums is applicable to Greenlight Reinsurance Ireland, Ltd., (iii) whether any of the Company, Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. is a “passive foreign investment company,” (iv) whether any of the Company, Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. would be considered “controlled foreign corporations,” (v) whether and how the provisions of Code and applicable Regulations pertaining to related person insurance income would apply to a holder of the Company’s Class A Ordinary Shares, and (vi) whether Section 1248 of the Code would apply to a disposition of the Company’s Class A Ordinary Shares.
This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be quoted, in whole or in part, or

Greenlight Capital Re, Ltd.
July 1, 2021

otherwise referred to in any document, and may not be furnished or otherwise disclosed to or relied upon or otherwise used by any other person, without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Akin, Gump, Strauss, Hauer & Feld, L.L.P. under the captions “Material Tax Considerations — Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP
AKIN GUMP STRAUSS HAUER & FELD LLP